Exhibit 99.3

NEWMARKET CORPORATION DECLARES SPECIAL DIVIDEND

Richmond, VA, October 25, 2012 – The Board of Directors of NewMarket Corporation (NYSE:NEU) declared a special dividend in the amount of $25.00 per share on the common stock of the Corporation. The dividend is payable on November 27, 2012 to NewMarket shareholders of record at the close of business on November 7, 2012. NewMarket will fund this payment of approximately $335 million by drawing on its revolving credit facility.

Thomas E. Gottwald, CEO of NewMarket, stated, “This special dividend is intended to reward our shareholders while retaining the financial capability to meet opportunities as they arise, all while continuing our regular dividend. We are generating significant amounts of cash, in excess of our internal growth needs. After this action we will continue to have low debt leverage. As we have stated previously, we will continue to deploy every means available to increase shareholder value, through investing in our core operations, seeking acquisitions, paying dividends and repurchasing stock. We remain optimistic about our future and expect to continue to be able to generate increased shareholder value.”

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2011 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax:     804.788.5688